Exhibit 99.1

SUREWEST REPORTS THIRD QUARTER 2010 RESULTS

Year-Over-Year Revenues Increased 3% and Adjusted EBITDA Increased 13%
Driven by Broadband Residential and Business Services Growth

•                  Broadband Revenues increased 9%, with 20% growth in commercial revenues and 5% growth in residential revenues

•                  Broadband Adjusted EBITDA increased 65%

•                  Operating expenses decreased 3% year-over-year due to cost reductions and continued operating efficiencies

•                  Sixth consecutive quarter of positive free cash flow at $4.2 million; $8.2 million for nine months ended September 30, 2010 compared to $1.7 million in same period last year

•                  Net income of $1.4 million for the quarter compared to a loss of $211 thousand in third quarter 2009

•                  $13.7 million year-over-year reduction in outstanding debt, net of cash and cash equivalents

ROSEVILLE, Calif., October 28, 2010 — SureWest Communications (NASDAQ: SURW) today announced operating results for the third quarter ended September 30, 2010.

Steve Oldham, SureWest’s president and chief executive officer, said, “SureWest’s strong third quarter results demonstrate the wisdom of our long-term strategy to invest in and grow our Broadband segment. Broadband Business revenues grew 20% compared to the year-ago quarter, and business services will continue to be meaningful to our growth strategy. Our Broadband Residential success is highlighted by a 4% increase in both ARPU and RGUs, sparked by customer demand for our new Advanced Digital TV product in the Sacramento market and continued success in migrating Telecom access lines to our Broadband Voice over IP product.

“The momentum of the last several quarters is continuing as we are reaping the benefits of investments made in our network-based facilities over the last several years and the leveling off of declines in the Telecom segment. Additionally, I am pleased that new revenue-generating opportunities over our fiber networks have exceeded our expectations. For example, our current efforts to secure additional wireless carrier backhaul contracts have proven very successful. We now have agreements in place for over 300 wireless sites with 100 additional sites in negotiation. We will continue to take advantage of opportunities to meet customer demand for enhanced residential and business services.”

The following table highlights financial results for continuing operations on a consolidated basis (dollars are in thousands):

	Y-O-Y Comparison				Q-O-Q Comparison
	Q3 ‘10	Q3 ‘09	Change	%	Q2 ‘10	Change	%
Consolidated
Broadband Revenue	$43,861	$40,175	$3,686	9%	$43,076	$785	2%
Telecom Revenue	17,256	19,354	(2,098)	(11)%	17,472	(216)	(1)%
Total Revenue	61,117	59,529	1,588	3%	60,548	569	1%
EBITDA (adjusted)	21,335	18,961	2,374	13%	19,928	1,407	7%
Income from Continuing Operations	1,404	(211)	1,615	765%	(527)	1,931	366%
Capital Expenditure	12,857	13,841	(984)	-7%	13,878	(1,021)	(7)%
Free Cash Flow	4,227	1,208	3,019	250%	857	3,370	393%
Net Debt	205,830	219,545	(13,715)	(6)%	212,891	(7,061)	(3)%

See Non-GAAP measure notes near end of release, and EBITDA, Free Cash Flow and Net Debt reconciliations for detailed adjustments.

Financial Results

Consolidated revenues increased 3% year-over-year to $61.1 million as Broadband revenues grew by $3.7 million, or 9%, more than offsetting Telecom revenue declines of $2.1 million, or 11%. Adjusted EBITDA increased 13% year-over-year to $21.3 million, with Broadband Adjusted EBITDA increasing 65% to account for 47% of total EBITDA. As announced in the second quarter, the company reduced its workforce by 60 positions and reduced professional fees, resulting in third quarter labor expense savings of $1.5 million and an estimated annualized savings of over $6 million. In addition, the company will continue with cost-saving initiatives, such as the consolidation of office space, which is expected to save $1.3 million annually beginning in 2011.

Operating expenses, exclusive of depreciation and amortization, decreased 3% year-over-year to $40.4 million due primarily to reductions in labor and advertising expense offsetting increases in residential video license fees and transport charges associated with commercial services growth.

Net income for the quarter was $1.4 million as a result of revenue and EBITDA growth, compared to net loss of $211 thousand in the same period last year. Earnings per share from continuing operations was positive $.10 compared to negative $.02 in the third quarter 2009 and negative $.04 in the second quarter 2010.

Free cash flow, defined as income from continuing operations plus depreciation and amortization less capital expenditures, was positive $4.2 million for the quarter and $8.2 million for the nine months ended September 30, 2010, compared to $1.7 million for the first nine months of 2009. SureWest expects that its capital expenditures and associated free cash flow results will vary quarter-to-quarter based on developing commercial sales opportunities such as wireless carrier backhaul, near-net fiber connections and possible data center expansion.

Cash and cash equivalents decreased sequentially to $3.2 million from $6.2 million. During the quarter, SureWest paid down $10 million in debt and repurchased 55 thousand shares of outstanding stock at an average price of $7.07 for $388 thousand. Total debt net of cash and cash equivalents (net debt) was $205.8 million, resulting in a net debt to Adjusted EBITDA ratio of 2.6x.

Capital expenditures totaled $12.9 million for the third quarter and $39.3 million for the nine months ended September 30, 2010, compared to $43.4 million for the first nine months of 2009. The company is reiterating projected 2010 capital expenditures of $50-55 million. The 2011 capital plan is targeted at prioritizing capital spending to those opportunities where the company has experienced the greatest return on investment, including continued business sales growth opportunities, and residential RGU growth and increased penetration on current networks. SureWest expects to allocate 2011 capital to increase residential fiber marketable homes in Kansas City where it has experienced superior penetration levels. The existing Kansas City hybrid fiber coaxial (HFC) network has 40% penetration and the 11,600 new fiber homes passed in late 2008 and 2009 have already reached 33% penetration. Approximately 25% of 2011 expenditures are planned for network expansion and over 55% are for success-based investment. Capital spending for 2011 is estimated to be $60-70 million to take advantage of growth opportunities.

Broadband Segment Results

Broadband revenues increased 9% year-over-year and accounted for 72% of the company’s total revenues, compared to 67% in the third quarter 2009. Consistent with its long-term strategy, the company continues to successfully offset industry-wide structural declines in the traditional Telecom segment with increases in the growing Broadband segment.

Broadband Residential:

Broadband Residential revenues increased 5% year-over-year to $31 million as a result of 4% growth in average revenue per user (ARPU) and a 4% increase in revenue generating units (RGUs). To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q3 ‘10 vs. Q3 ‘09 change			Q3 ‘10 vs. Q2 ‘10 change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	7%	0%	4%	2%	0%	1%
Video RGUs	9%	1%	4%	4%	0%	2%
Voice RGUs	16%	-2%	7%	3%	-1%	1%
Data RGUs	2%	2%	2%	1%	0%	0%
Total Residential Subscribers	1%	0%	1%	1%	0%	0%

The Sacramento region’s new Advanced Digital TV product continued to drive growth, increasing net video RGUs by 2,200 year-over-year and 1,000 sequentially. SureWest had 10,140 Advanced Digital TV subscribers through the third quarter, representing 41% of the company’s overall video RGUs in the Sacramento market. Triple-play take rate for Advanced Digital TV was 87%.

ARPU for the company’s fiber-to-the-home (FTTH) and HFC networks increased 2% year-over-year to $113 from $111 as customer demand for higher data speeds, and HD and DVR services increased from the prior year. Sequentially, ARPU declined $2 from $115 primarily due to promotional sales activity, front loaded discounts and retention efforts aimed at mitigating the third quarter’s seasonally higher churn rates. The campaign was designed to drive RGU growth through a short-term discount with an expectation of future ARPU increases as the promotional period phases out.

Residential customer churn improved to 1.7% in the third quarter compared to 1.8% in the same period last year as a result of churn reduction programs and ongoing superior service levels.

Broadband Business:

Broadband Business revenues increased by $2 million, or 20%, year-over-year to $12 million. Customer counts increased 7% year-over-year to 7,700 and ARPU grew 13% from the prior year to $526. Broadband Business growth expectations remain high in both Sacramento and Kansas City. The Kansas City market grew ARPU by 8% year-over-year while increasing customer counts by 14%. In Sacramento, sales contracts and activity continued to increase compared to 2009.

SureWest’s extensive fiber-optic network provides the capacity to capture new sales without significant additional capital expenditures, as evidenced by contracts to serve over 300 wireless carrier backhaul sites in Sacramento. One hundred additional sites are currently in negotiations. SureWest is presently billing for 129 sites at annualized revenues of $1.4 million and by the end of the year will be billing for at least 170 sites, representing annualized revenues of $1.9 million.

Telecom Segment Results

Telecom revenues declined 11% year-over-year to $17.3 million due to the industry-wide trend of declines in access lines and access revenues. The Telecom segment has consistently generated Adjusted EBITDA margins of approximately 50% or higher, and continues to generate significant free cash flow, which is utilized to reduce debt and fund Broadband segment expansion.

As the company focuses on growing its Broadband segment, the Telecom segment continues to account for a smaller percentage of total revenues at 28%, compared to 33% in the third quarter 2009. Internal forecasts anticipate the slowing of Telecom declines over the next several years, both due to the slowing of access line losses and the phasing out of Telecom support mechanisms by the end of 2011.

Telecom Residential:

Telecom Residential revenues declined 30% year-over-year to $4.1 million resulting from a 26% decline in Telecom voice RGUs. However, of the 10,600 year-over-year Telecom Residential voice RGU losses, 4,200, or 40%, migrated to the SureWest Broadband Voice over IP service.

Telecom Business:

Telecom Business revenues increased 1% year-over-year to $8.8 million as the climate for small- and medium-sized businesses in the Sacramento region, particularly those impacted by California’s real estate market, began to stabilize. Customer counts declined 8% to 8,000; however, ARPU increased 9% from the prior year to $360 due to retaining existing customers with higher ARPU. The customer count declines are mostly related to contraction in the economy, not from competition, and are expected to flatten out and begin growing as the Sacramento economy recovers and office vacancy rates decline.

Telecom Access:

Telecom Access revenues decreased $330 thousand year-over-year to $4.3 million primarily due to the scheduled reduction in the California High Cost Fund (CHCF) subsidy and the decline in switched access revenues related to access line loss. The annual CHCF subsidies are scheduled to be $4.1 million in 2010, a decrease from $6.1 million in 2009, and will be $2.1 million in 2011 and zero in 2012. Additionally, the transport interconnection charge will be eliminated effective January 1, 2011 resulting in an estimated reduction of $2 million in 2011 intrastate access revenues.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures such as Adjusted EBITDA, free cash flow and net debt. Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, severance and other related termination costs, and all other non-operating income/expenses. Free cash flow represents net income (loss) from continuing operations plus depreciation and amortization less capital expenditures. Free cash flow is a measure of operating cash flows available for corporate purposes after providing significant fixed asset additions to maintain current productive capacity. Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be used as a component in measuring leverage. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details of its results and business strategy at 11 a.m. Eastern Time on Thursday, October 28. Open to the public, a simultaneous live webcast of the call will be available from the company’s investor relations website at www.surw.com. A telephone replay of the call will be available shortly after completion through Thursday, November 4, 2010 by calling 888.286.8010 and entering pass code 96721927. Visit www.surw.com for updates prior to the call.

About SureWest

SureWest Communications (www.surewest.com) is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company’s actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:

Ron Rogers

Corporate Communications

916-746-3123

r.rogers@surewest.com

Misty Wells

Investor Relations

916-786-1799

m.wells@surewest.com

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	September 30, 2010	June 30, 2010	Change	Change
Operating revenues:
Broadband	$43,861	$43,076	$785	2%
Telecom	17,256	17,472	(216)	-1%
Total operating revenues	61,117	60,548	569	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	26,672	26,482	190	1%
Customer operations and selling	7,028	8,004	(976)	-12%
General and administrative	6,720	8,763	(2,043)	-23%
Depreciation and amortization	15,680	15,262	418	3%
Total operating expenses	56,100	58,511	(2,411)	-4%

Income from operations	5,017	2,037	2,980	146%

Other income (expense):
Interest income	16	28	(12)	-43%
Interest expense	(2,311)	(2,235)	(76)	-3%
Other, net	10	(167)	177	106%
Total other income (expense), net	(2,285)	(2,374)	89	4%

Income (loss) from continuing operations before income taxes	2,732	(337)	3,069	911%

Income tax expense	1,328	190	1,138	599%

Income (loss) from continuing operations	1,404	(527)	1,931	366%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	—	—	—	—
Gain on sale of discontinued operations	—	—	—	—
Total discontinued operations	—	—	—	—

Net income (loss)	$1,404	$(527)	$1,931	366%

Basic and diluted earnings per common share:
Income (loss) from continuing operations	$0.10	$(0.04)	$0.14
Discontinued operations, net of tax	—	—	—
Net income (loss) per basic and diluted common share	$0.10	$(0.04)	$0.14

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,736	13,913	(177)

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	September 30, 2010	September 30, 2009	Change	Change
Operating revenues:
Broadband	$43,861	$40,175	$3,686	9%
Telecom	17,256	19,354	(2,098)	-11%
Total operating revenues	61,117	59,529	1,588	3%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	26,672	25,450	1,222	5%
Customer operations and selling	7,028	8,130	(1,102)	-14%
General and administrative	6,720	8,073	(1,353)	-17%
Depreciation and amortization	15,680	15,260	420	3%
Total operating expenses	56,100	56,913	(813)	-1%

Income from operations	5,017	2,616	2,401	92%

Other income (expense):
Interest income	16	28	(12)	-43%
Interest expense	(2,311)	(3,046)	735	24%
Other, net	10	205	(195)	-95%
Total other income (expense), net	(2,285)	(2,813)	528	19%

Income (loss) from continuing operations before income taxes	2,732	(197)	2,929	nm

Income tax expense	1,328	14	1,314	nm

Income (loss) from continuing operations	1,404	(211)	1,615	765%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	—	—	—	—
Gain on sale of discontinued operations	—	—	—	—
Total discontinued operations	—	—	—	—

Net income (loss)	$1,404	$(211)	$1,615	765%

Basic and diluted earnings per common share:
Income (loss) from continuing operations	$0.10	$(0.02)	$0.12
Discontinued operations, net of tax	—	—	—
Net income (loss) per basic and diluted common share	$0.10	$(0.02)	$0.12

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,736	13,936	(200)

SUREWEST COMMUNICATIONS

CONDENDSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; Amounts in thousands, except per share amounts)

	Nine Months Ended	Nine Months Ended	$	%
	September 30, 2010	September 30, 2009	Change	Change
Operating revenues:
Broadband	$129,514	$119,656	$9,858	8%
Telecom	52,339	61,745	(9,406)	-15%
Total operating revenues	181,853	181,401	452	0%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	78,771	77,264	1,507	2%
Customer operations and selling	22,542	23,028	(486)	-2%
General and administrative	24,296	26,260	(1,964)	-7%
Depreciation and amortization	46,048	44,298	1,750	4%
Total operating expenses	171,657	170,850	807	0%

Income from operations	10,196	10,551	(355)	-3%

Other income (expense):
Interest income	62	99	(37)	-37%
Interest expense	(6,189)	(8,402)	2,213	26%
Other, net	(323)	33	(356)	nm
Total other income (expense), net	(6,450)	(8,270)	1,820	22%

Income from continuing operations before income taxes	3,746	2,281	1,465	64%

Income tax expense	2,342	1,514	828	55%

Income from continuing operations	1,404	767	637	83%

Discontinued operations, net of tax:
Loss from discontinued operations	—	(69)	69	100%
Gain on sale of discontinued operations	—	2,568	(2,568)	-100%
Total discontinued operations	—	2,499	(2,499)	-100%

Net income	$1,404	$3,266	$(1,862)	-57%

Basic and diluted earnings per common share:
Income from continuing operations	$0.10	$0.05	$0.05
Discontinued operations, net of tax	—	0.18	(0.18)
Net income per basic and diluted common share	$0.10	$0.23	$(0.13)

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,883	13,973	(90)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Consolidated Results of Operations

									Nine Months
					Twelve Months				Ended
	For 2009 Quarters Ended:				Ended December	For 2010 Quarters Ended:			September 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	September 30	2010	$ chg	%	$ chg	%
Operating revenues (1)
Residential	$35,713	$36,180	$35,246	$35,845	$142,984	$35,842	$35,390	$35,041	$106,273	$(205)	(1)%	$(349)	(1)%
Business	18,633	18,704	18,705	18,969	75,011	18,988	19,653	20,729	59,370	2,024	11%	1,076	5%
Access	6,031	5,351	5,031	4,942	21,355	4,887	4,949	4,755	14,591	(276)	(5)%	(194)	(4)%
Other	565	695	547	543	2,350	471	556	592	1,619	45	8%	36	6%
Total operating revenues from external customers	60,942	60,930	59,529	60,299	241,700	60,188	60,548	61,117	181,853	1,588	3%	569	1%

Operating expenses (1)	42,812	42,087	41,653	41,851	168,403	41,940	43,249	40,420	125,609	(1,233)	(3)%	(2,829)	(7)%
Depreciation and amortization	14,810	14,228	15,260	15,426	59,724	15,106	15,262	15,680	46,048	420	3%	418	3%
Income from operations	$3,320	$4,615	$2,616	$3,022	$13,573	$3,142	$2,037	$5,017	$10,196	$2,401	92%	$2,980	146%

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:			Nine Months Ended September 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	September 30	2010	$ chg	%	$ chg	%
Net income (loss) from continuing operations	$79	$899	$(211)	$(100)	$667	$527	$(527)	$1,404	$1,404	$1,615	765%	$1,931	366%
Add: income tax expense	884	616	14	492	2,006	824	190	1,328	2,342	1,314	9386%	1,138	599%
Less: other (income)/expense	2,357	3,100	2,813	2,630	10,900	1,791	2,374	2,285	6,450	(528)	(19)%	(89)	(4)%
Income from operations	3,320	4,615	2,616	3,022	13,573	3,142	2,037	5,017	10,196	2,401	92%	2,980	146%
Add (subtract):
Depreciation and amortization	14,810	14,228	15,260	15,426	59,724	15,106	15,262	15,680	46,048	420	3%	418	3%
Non-cash pension expense	755	552	642	642	2,591	420	341	371	1,132	(271)	(42)%	30	9%
Non-cash stock compensation expense	608	464	443	495	2,010	800	1,144	267	2,211	(176)	(40)%	(877)	(77)%
Severance and other related costs (3)	—	—	—	—	—	—	1,144	—	1,144	—	0%	(1,144)	(100)%
Adjusted EBITDA (2)	$19,493	$19,859	$18,961	$19,585	$77,898	$19,468	$19,928	$21,335	$60,731	$2,374	13%	$1,407	7%

Adjusted EBITDA margin	32%	33%	32%	32%	32%	32%	33%	35%	33%

Consolidated Free Cash Flow from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:			Nine Months Ended September 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	September 30	2010	$ chg	%	$ chg	%
Net income (loss) from continuing operations	$79	$899	$(211)	$(100)	$667	$527	$(527)	$1,404	$1,404	$1,615	765%	$1,931	366%
Add: Depreciation and amortization	14,810	14,228	15,260	15,426	59,724	15,106	15,262	15,680	46,048	420	3%	418	3%
Less: Capital expenditures	(18,352)	(11,170)	(13,841)	(14,967)	(58,330)	(12,536)	(13,878)	(12,857)	(39,271)	984	7%	1,021	7%
Free cash flow (4)	$(3,463)	$3,957	$1,208	$359	$2,061	$3,097	$857	$4,227	$8,181	$3,019	250%	$3,370	393%

Consolidated Net Debt Ratio from Continuing Operations

	For 2009 Quarters Ended:				For 2010 Quarters Ended:			Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	$ chg	%	$ chg	%
Net Debt:
Long-term debt, including current maturities	$240,187	$236,685	$226,683	$223,045	$215,045	$219,045	$209,045	$(17,638)	(8)%	$(10,000)	(5)%
Less: Cash and cash equivalents	(1,678)	(9,879)	(7,138)	(7,489)	(6,982)	(6,154)	(3,215)	3,923	55%	2,939	48%
Net Debt (5)	$238,509	$226,806	$219,545	$215,556	$208,063	$212,891	$205,830	$(13,715)	(6)%	$(7,061)	(3)%

Ratio of Net Debt to Adjusted EBITDA:
Net Debt	$238,509	$226,806	$219,545	$215,556	$208,063	$212,891	$205,830

Divided by: Adjusted EBITDA (TTM)	$74,226	$74,315	$75,328	$77,898	$77,873	$77,942	$80,316

Ratio of net debt to Adjusted EBITDA (6)	3.21	3.05	2.91	2.77	2.67	2.73	2.56

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Broadband Results of Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:			Nine Months Ended September 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	September 30	2010	$ chg	%	$ chg	%

Data	$10,763	$11,184	$11,236	$11,878	$45,061	$12,248	$12,145	$12,100	$36,493	$864	8%	$(45)	(0)%
Video	11,689	11,995	11,711	12,127	47,522	12,219	12,166	12,151	36,536	440	4%	(15)	(0)%
Voice	6,399	6,594	6,442	6,462	25,897	6,507	6,600	6,704	19,811	262	4%	104	2%
Total residential revenues	28,851	29,773	29,389	30,467	118,480	30,974	30,911	30,955	92,840	1,566	5%	44	0%
Business	9,585	9,615	10,018	10,336	39,554	10,570	11,253	11,979	33,802	1,961	20%	726	6%
Access	384	398	427	419	1,628	727	541	481	1,749	54	13%	(60)	(11)%
Other	402	473	341	344	1,560	306	371	446	1,123	105	31%	75	20%
Total operating revenues from external customers	39,222	40,259	40,175	41,566	161,222	42,577	43,076	43,861	129,514	3,686	9%	785	2%
Intersegment revenues	91	94	93	160	438	168	145	110	423	17	18%	(35)	(24)%
Total operating revenues	39,313	40,353	40,268	41,726	161,660	42,745	43,221	43,971	129,937	3,703	9%	750	2%

Operating expenses without depreciation	34,695	34,294	34,615	34,247	137,851	35,137	36,003	34,304	105,444	(311)	(1)%	(1,699)	(5)%
Depreciation and amortization	11,620	11,283	12,199	12,257	47,359	12,180	12,140	12,609	36,929	410	3%	469	4%
Loss from operations	$(7,002)	$(5,224)	$(6,546)	$(4,778)	$(23,550)	$(4,572)	$(4,922)	$(2,942)	$(12,436)	$3,604	55%	$1,980	40%

Broadband Reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:			Nine Months Ended September 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	September 30	2010	$ chg	%	$ chg	%
Net loss from continuing operations	$(5,398)	$(4,884)	$(5,619)	$(4,881)	$(20,782)	$(3,720)	$(4,269)	$(3,082)	$(11,071)	$2,537	45%	$1,187	28%
Add: income tax benefits	(3,656)	(3,312)	(3,810)	(2,675)	(13,453)	(2,504)	(2,867)	(2,066)	(7,437)	1,744	46%	801	28%
Less: other (income)/expense	2,052	2,972	2,883	2,778	10,685	1,652	2,214	2,206	6,072	(677)	(23)%	(8)	(0)%
Loss from operations	(7,002)	(5,224)	(6,546)	(4,778)	(23,550)	(4,572)	(4,922)	(2,942)	(12,436)	3,604	55%	1,980	40%
Add (subtract):
Depreciation and amortization	11,620	11,283	12,199	12,257	47,359	12,180	12,140	12,609	36,929	410	3%	469	4%
Non-cash pension expense	327	56	197	199	779	205	162	181	548	(16)	(8)%	19	12%
Non-cash stock compensation expense	304	231	221	246	1,002	386	560	160	1,106	(61)	(28)%	(400)	(71)%
Severance and other related costs (3)	—	—	—	—	—	—	469	—	469	—	0%	(469)	(100)%
Adjusted EBITDA (2)	$5,249	$6,346	$6,071	$7,924	$25,590	$8,199	$8,409	$10,008	$26,616	$3,937	65%	$1,599	19%

Adjusted EBITDA margin	13%	16%	15%	19%	16%	19%	19%	23%	20%

Broadband Free Cash Flow from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:			Nine Months Ended September 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	September 30	2010	$ chg	%	$ chg	%
Net loss from continuing operations	$(5,398)	$(4,884)	$(5,619)	$(4,881)	$(20,782)	$(3,720)	$(4,269)	$(3,082)	$(11,071)	$2,537	45%	$1,187	28%
Add: Depreciation and amortization	11,620	11,283	12,199	12,257	47,359	12,180	12,140	12,609	36,929	410	3%	469	4%
Less: Capital expenditures	(14,637)	(9,555)	(11,828)	(11,955)	(47,975)	(8,723)	(11,805)	(11,370)	(31,898)	458	4%	435	4%
Free cash flow (4)	$(8,415)	$(3,156)	$(5,248)	$(4,579)	$(21,398)	$(263)	$(3,934)	$(1,843)	$(6,040)	$3,405	65%	$2,091	53%

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Telecom Results of Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:			Nine Months Ended September 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	September 30	2010	$ chg	%	$ chg	%
Residential	$6,862	$6,407	$5,857	$5,378	$24,504	$4,868	$4,479	$4,086	$13,433	$(1,771)	(30)%	$(393)	(9)%
Business	9,048	9,089	8,687	8,633	35,457	8,418	8,400	8,750	25,568	63	1%	350	4%
Access	5,647	4,953	4,604	4,523	19,727	4,160	4,408	4,274	12,842	(330)	(7)%	(134)	(3)%
Other	163	222	206	199	790	165	185	146	496	(60)	(29)%	(39)	(21)%
Total operating revenues from external customers	21,720	20,671	19,354	18,733	80,478	17,611	17,472	17,256	52,339	(2,098)	(11)%	(216)	(1)%
Intersegment revenues	4,874	4,981	5,043	4,999	19,897	4,919	5,091	5,275	15,285	232	5%	184	4%
Total operating revenues	26,594	25,652	24,397	23,732	100,375	22,530	22,563	22,531	67,624	(1,866)	(8)%	(32)	(0)%

Operating expenses without depreciation	13,082	12,868	12,174	12,763	50,887	11,890	12,482	11,501	35,873	(673)	(6)%	(981)	(8)%
Depreciation and amortization	3,190	2,945	3,061	3,169	12,365	2,926	3,122	3,071	9,119	10	0%	(51)	(2)%
Income from operations	$10,322	$9,839	$9,162	$7,800	$37,123	$7,714	$6,959	$7,959	$22,632	$(1,203)	(13)%	$1,000	14%

Telecom Reconciliation of Adjusted EBITDA to Net Income from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:			Nine Months Ended September 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	September 30	2010	$ chg	%	$ chg	%
Net income from continuing operations	$5,477	$5,783	$5,408	$4,781	$21,449	$4,247	$3,742	$4,486	$12,475	$(922)	(17)%	$744	20%
Add: income tax expense	4,540	3,928	3,824	3,167	15,459	3,328	3,057	3,394	9,779	(430)	(11)%	337	11%
Less: other (income)/expense	305	128	(70)	(148)	215	139	160	79	378	149	213%	(81)	(51)%
Income from operations	10,322	9,839	9,162	7,800	37,123	7,714	6,959	7,959	22,632	(1,203)	(13)%	1,000	14%
Add (subtract):
Depreciation and amortization	3,190	2,945	3,061	3,169	12,365	2,926	3,122	3,071	9,119	10	0%	(51)	(2)%
Non-cash pension expense	428	496	445	443	1,812	215	179	190	584	(255)	(57)%	11	6%
Non-cash stock compensation expense	304	233	222	249	1,008	414	584	107	1,105	(115)	(52)%	(477)	(82)%
Severance and other related costs (3)	—	—	—	—	—	—	675	—	675	—	0%	(675)	(100)%
Adjusted EBITDA (2)	$14,244	$13,513	$12,890	$11,661	$52,308	$11,269	$11,519	$11,327	$34,115	$(1,563)	(12)%	$(192)	(2)%

Adjusted EBITDA margin	54%	53%	53%	49%	52%	50%	51%	50%	50%

Telecom Free Cash Flow from Continuing Operations

	For 2009 Quarters Ended:				Twelve Months Ended December	For 2010 Quarters Ended:			Nine Months Ended September 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2009	March 31	June 30	September 30	2010	$ chg	%	$ chg	%
Net income from continuing operations	$5,477	$5,783	$5,408	$4,781	$21,449	$4,247	$3,742	$4,486	$12,475	$(922)	(17)%	$744	20%
Add: Depreciation and amortization	3,190	2,945	3,061	3,169	12,365	2,926	3,122	3,071	9,119	10	0%	(51)	(2)%
Less: Capital expenditures	(3,081)	(1,501)	(2,002)	(2,771)	(9,355)	(3,218)	(1,729)	(1,442)	(6,389)	560	28%	287	17%
Free cash flow (4)	$5,586	$7,227	$6,467	$5,179	$24,459	$3,955	$5,135	$6,115	$15,205	$(352)	(5)%	$980	19%

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; severance and other related termination costs; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) Severance and other related termination costs related to the workforce reduction initiative implemented during the quarter ended June 30, 2010. Amounts exclude the termination costs related to stock compensation expense, which are included in non-cash stock compensation expense of the Adjusted EBITDA reconciliation.

(4) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity.

(5) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents.  Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(6) The ratio of net debt to Adjusted EBITDA is calculated as net debt divided by Adjusted EBITDA based on a trailing twelve month (TTM) period.  This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; Amounts in thousands)

	September 30,	December 31,	$	%
	2010	2009	Variance	Variance
ASSETS
Current assets:
Cash and cash equivalents	$3,215	$7,489	$(4,274)	(57)%
Short-term investments	690	4,306	(3,616)	(84)%
Accounts receivable, net	20,581	19,734	847	4%
Income tax receivable	916	2,221	(1,305)	(59)%
Prepaid expenses	3,673	3,704	(31)	(1)%
Deferred income taxes	3,926	3,373	553	16%
Other current assets	—	1,760	(1,760)	(100)%
Assets held for sale	6,009	6,009	—	0%
Total current assets	39,010	48,596	(9,586)	(20)%

Property, plant and equipment, net
	516,923	522,493	(5,570)	(1)%
Intangible and other assets:
Customer relationships, net	2,936	3,847	(911)	(24)%
Goodwill	45,814	45,814	—	0%
Deferred charges and other assets	2,370	2,113	257	12%
	51,120	51,774	(654)	(1)%
	$607,053	$622,863	$(15,810)	(3)%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$15,636	$15,636	$—	0%
Accounts payable	1,657	2,547	(890)	(35)%
Other accrued liabilities	16,105	18,315	(2,210)	(12)%
Advance billings and deferred revenues	8,272	8,580	(308)	(4)%
Accrued compensation	7,470	9,172	(1,702)	(19)%
Total current liabilities	49,140	54,250	(5,110)	(9)%

Long-term debt	193,409	207,409	(14,000)	(7)%
Deferred income taxes	56,535	54,856	1,679	3%
Accrued pension and other post-retirement benefits	33,704	32,451	1,253	4%
Other liabilities and deferred revenues	4,627	4,714	(87)	(2)%

Commitments and contingencies

Shareholders’ equity:
Common stock, without par value; 100,000 shares authorized, 13,908 and 14,148 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	143,696	146,844	(3,148)	(2)%
Accumulated other comprehensive loss	(15,282)	(15,280)	(2)	0%
Retained earnings	141,224	137,619	3,605	3%
Total shareholders’ equity	269,638	269,183	455	0%
	$607,053	$622,863	$(15,810)	(3)%

SUREWEST COMMUNICATIONS - Consolidated Operations

SELECTED OPERATING METRICS

As of and for the quarter ended

BROADBAND	9/30/2010 [1]	9/30/2009 [1]	Chg	Chg %	6/30/2010 [1]	Chg	Chg %
Residential
Video
Marketable Homes [2]	268,500	240,000	28,500	12%	265,100	3,400	1%
RGUs	61,200	59,000	2,200	4%	60,200	1,000	2%
Penetration [2]	22.8%	23.8%	-1.0%	-4%	22.7%	0.1%	0%
ARPU	$67	$66	$1	1%	$68	$(1)	-2%
Voice
Marketable Homes	311,200	309,400	1,800	1%	310,400	800	0%
RGUs	74,900	70,000	4,900	7%	73,900	1,000	1%
Penetration	24.1%	22.7%	1.3%	6%	23.8%	0.3%	1%
ARPU	$30	$31	$(1)	-3%	$30	$0	0%
Data
Marketable Homes	311,200	309,400	1,800	1%	310,400	800	0%
RGUs	99,200	97,600	1,600	2%	98,900	300	0%
Penetration	31.9%	31.6%	0.3%	1%	31.9%	0.0%	0%
ARPU	$41	$38	$3	6%	$41	$0	-1%
Total
RGUs	235,300	226,600	8,700	4%	233,000	2,300	1%

Subscriber totals
Subscribers [3]	104,000	103,000	1,000	1%	103,600	400	0%
Penetration	33.4%	33.3%	0.1%	0%	33.4%	0.0%	0%
ARPU [4]	$99	$95	$4	4%	$100	$(1)	0%
Triple Play ARPU [5]	$113	$111	$2	2%	$115	$(2)	-1%
Triple Play RGUs per Subscriber [5]	2.53	2.54	(0.00)	0%	2.54	(0.01)	0%
Churn	1.7%	1.8%	-0.1%	-7%	1.6%	0.1%	6%

Business [6]
Customers	7,700	7,200	500	7%	7,500	200	3%
ARPU	$526	$467	$59	13%	$502	$24	5%

TELECOM	9/30/2010 [1]	9/30/2009 [1]	Chg	Chg %	6/30/2010 [1]	Chg	Chg %
Residential
Voice
Marketable Homes	91,400	90,900	500	1%	91,200	200	0%
RGUs [7]	30,700	41,300	(10,600)	-26%	32,800	(2,100)	-6%
Cumulative Migration to Broadband Voice [8]	14,900	10,700	4,200	39%	14,000	900	6%
Penetration	33.6%	45.4%	-11.8%	-26%	36.0%	-2.4%	-7%
ARPU	$43	$45	$(2)	-5%	$44	$(1)	-2%
Churn [9]	2.1%	2.3%	-0.3%	-11%	2.1%	-0.1%	-3%

Business [6]
Customers	8,000	8,700	(700)	-8%	8,200	(200)	-2%
ARPU	$360	$329	$31	9%	$340	$20	6%

CONSOLIDATED RESIDENTIAL VOICE RGUs	9/30/2010 [1]	9/30/2009 [1]	Chg	Chg %	6/30/2010 [1]	Chg	Chg %
ILEC Voice RGUs
Broadband	20,400	14,700	5,700	39%	19,000	1,400	7%
Telecom	30,700	41,300	(10,600)	-26%	32,800	(2,100)	-6%
Total ILEC Voice RGUs [10]	51,100	56,000	(4,900)	-9%	51,800	(700)	-1%
CLEC Residential Voice RGUs [11]	54,500	55,300	(800)	-1%	54,900	(400)	-1%
TOTAL Residential Voice RGUs [12]	105,600	111,300	(5,700)	-5%	106,700	(1,100)	-1%

NETWORK METRICS	9/30/2010 [1]	9/30/2009 [1]	Chg	Chg %	6/30/2010 [1]	Chg	Chg %
Marketable Homes - Fiber	148,300	147,100	1,200	1%	147,900	400	0%
Marketable Homes - HFC	93,600	92,900	700	1%	93,200	400	0%
Marketable Homes - Copper 2-Play	42,700	69,400	(26,700)	-38%	45,300	(2,600)	-6%
Marketable Homes - Copper 3-Play	26,600	0	26,600	n/a	24,000	2,600	11%
Total	311,200	309,400	1,800	1%	310,400	800	0%

Note:  The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[1] During the third quarter of 2010, we revised our methodology to obtain Broadband residential subscribers, RGUs and business customer counts.  The revised methodology facilitates the consistent application of customer counts within the Broadband segment.  Accordingly, the metrics previously reported for 2009 have been revised to conform to current practice.

[2] Marketable Homes - Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[13] Telecom access lines include residential and business access lines. For information purposes, access line counts were 77,600 at 9/30/09, 65,800 at 6/30/10, and 63,000 at 9/30/10.

SUREWEST COMMUNICATIONS - Consolidated Operations

SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)

As of and for the quarter ended

	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]
BROADBAND
Residential
Video
Marketable Homes [2]	211,000	217,700	221,700	232,400	236,500	239,800	240,000	240,500	261,900	265,100	268,500
RGUs	55,100	57,000	58,400	60,000	59,900	59,000	59,000	58,900	58,500	60,200	61,200
Quarterly change	600	1,900	1,400	1,600	(100)	(900)	0	(100)	(400)	1,700	1,000
Penetration [2]	24.9%	25.0%	25.2%	24.7%	24.4%	23.7%	23.8%	23.7%	22.3%	22.7%	22.8%
ARPU	$64	$62	$59	$59	$65	$67	$66	$68	$70	$68	$67
Voice
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200
RGUs	53,500	56,300	59,700	63,200	66,000	67,700	70,000	71,300	71,800	73,900	74,900
Quarterly change	300	2,800	3,400	3,500	2,800	1,700	2,300	1,300	500	2,100	1,000
Penetration	18.8%	19.4%	20.2%	20.9%	21.5%	22.0%	22.7%	23.1%	23.2%	23.8%	24.1%
ARPU	$33	$33	$32	$32	$33	$33	$31	$30	$30	$30	$30
Data
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200
RGUs	91,500	93,700	95,400	97,100	97,800	97,400	97,600	98,300	97,500	98,900	99,200
Quarterly change	1,400	2,200	1,700	1,700	700	(400)	200	700	(800)	1,400	300
Penetration	32.0%	32.2%	32.3%	32.0%	31.8%	31.6%	31.6%	31.8%	31.5%	31.9%	31.9%
ARPU	$39	$37	$36	$36	$37	$38	$38	$40	$42	$41	$41
Total
RGUs	200,100	207,000	213,500	220,300	223,700	224,100	226,600	228,500	227,800	233,000	235,300
Quarterly change	2,300	6,900	6,500	6,800	3,400	400	2,500	1,900	(700)	5,200	2,300

Subscriber totals
Subscribers [3]	97,500	99,500	101,100	103,000	103,300	102,400	103,000	103,100	102,500	103,600	104,000
Penetration	34.0%	34.1%	34.1%	33.9%	33.5%	33.1%	33.3%	33.3%	33.1%	33.4%	33.4%
ARPU [4]	$85	$88	$87	$88	$93	$97	$95	$99	$101	$100	$99
Triple Play ARPU [5]	$110	$108	$105	$106	$111	$114	$111	$114	$116	$115	$113
Triple Play RGUs per Subscriber [5]	2.55	2.56	2.56	2.56	2.56	2.55	2.54	2.54	2.53	2.54	2.53
Churn	1.4%	1.4%	1.7%	1.4%	1.4%	1.7%	1.8%	1.5%	1.6%	1.6%	1.7%

Business [6]
Customers	6,200	6,400	6,600	6,800	6,900	7,000	7,200	7,300	7,400	7,500	7,700
ARPU	$403	$441	$477	$451	$467	$459	$467	$476	$479	$502	$526

	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]
TELECOM
Residential
Voice
Marketable Homes	89,900	90,000	90,500	90,800	90,800	90,900	90,900	91,000	91,100	91,200	91,400
RGUs [7]	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700
Cumulative Migration to Broadband Voice [8]	0	1,400	2,900	4,700	6,900	9,000	10,700	11,800	12,900	14,000	14,900
Penetration	74.3%	69.9%	64.6%	59.5%	54.5%	49.6%	45.4%	42.3%	39.0%	36.0%	33.6%
ARPU	$44	$44	$43	$43	$44	$45	$45	$45	$44	$44	$43
Churn [9]	2.3%	2.1%	2.4%	2.2%	2.1%	2.3%	2.3%	2.0%	2.3%	2.1%	2.1%

Business [6]
Customers	9,600	9,600	9,400	9,200	9,000	8,900	8,700	8,500	8,300	8,200	8,000
ARPU	$311	$341	$354	$327	$332	$339	$329	$334	$334	$340	$360

	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]
CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	100	2,000	4,400	7,100	9,900	12,400	14,700	16,200	17,500	19,000	20,400
Telecom	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700
Total ILEC Voice RGUs [10]	66,900	64,900	62,900	61,100	59,400	57,500	56,000	54,700	53,000	51,800	51,100
Quarterly change	(2,300)	(2,000)	(2,000)	(1,800)	(1,700)	(1,900)	(1,500)	(1,300)	(1,700)	(1,200)	(700)

CLEC Residential Voice RGUs [11]	53,400	54,300	55,300	56,100	56,100	55,300	55,300	55,100	54,300	54,900	54,500
TOTAL Residential Voice RGUs [12]	120,300	119,200	118,200	117,200	115,500	112,800	111,300	109,800	107,300	106,700	105,600
Quarterly change	(2,100)	(1,100)	(1,000)	(1,000)	(1,700)	(2,700)	(1,500)	(1,500)	(2,500)	(600)	(1,100)

	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]
NETWORK METRICS
Marketable Homes - Fiber	119,900	125,700	129,000	138,800	142,900	146,900	147,100	147,600	147,700	147,900	148,300
Marketable Homes - HFC	91,100	92,000	92,700	93,600	93,600	92,900	92,900	92,900	93,000	93,200	93,600
Marketable Homes - Copper 2-Play	75,600	74,500	74,900	71,800	71,700	69,500	69,400	69,200	47,900	45,300	42,700
Marketable Homes - Copper 3-Play	0	0	0	0	0	0	0	0	21,300	24,000	26,600
Total	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200

ACCESS LINES - Telecom [13]	110,200	105,900	100,200	94,600	88,400	82,600	77,600	73,200	69,300	65,800	63,000
Quarterly change	(3,400)	(4,300)	(5,700)	(5,600)	(6,200)	(5,800)	(5,000)	(4,400)	(3,900)	(3,500)	(2,800)

[1-13]  See all notes on Selected Operating Metrics Actuals Quarterly and Year-over-Year comparison